    As filed with the Securities and Exchange Commission September 25, 1998
                                                     Registration No. 333-08303
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                             ---------------------

                                   FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                            BILLING CONCEPTS CORP.
            (Exact Name of Registrant as specified in its charter)

                  DELAWARE                               74-2522103
      (State or other jurisdiction of                 (I.R.S. Employer
       incorporation or organization)                Identification No.)

     7411 JOHN SMITH DRIVE, SUITE 200
            SAN ANTONIO, TEXAS                             78229
  (Address of principal executive offices)               (Zip Code)

                             ---------------------

                 BILLING CONCEPTS CORP. 401(k) RETIREMENT PLAN
                           (Full title of the plan)

                             ---------------------

            W. AUDIE LONG, ESQ.                          COPY TO:
  SENIOR VICE PRESIDENT - GENERAL COUNSEL        PHILLIP M. RENFRO, ESQ.
           BILLING CONCEPTS CORP.              FULBRIGHT & JAWORSKI, L.L.P.
    7411 JOHN SMITH DRIVE, SUITE 200          300 CONVENT STREET, SUITE 2200
         San Antonio, Texas  78229               San Antonio, Texas  78205
              (210) 949-7000                          (210) 224-5575
      (Name, address and telephone
      number, including area code,
           of agent for service)

                             ---------------------

                       CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
                                              Proposed Maximum   Proposed Maximum
Title of Securities to      Amount to be       Offering price        Aggregate       Amount of Registration
    be Registered          Registered (1)       Per Share(3)     Offering Price(3)           Fee(4)
-----------------------------------------------------------------------------------------------------------
    Common Stock          60,000 Shares(2)        $14.5625           $873,750                $257.76
 ($.01 par value)
-----------------------------------------------------------------------------------------------------------
  Series A Junior
   Participating            60,000 Shares            ---                --                      --
    Preferred
 Stock Purchase
    Rights(5)
-----------------------------------------------------------------------------------------------------------

     (1) The securities to be registered represent additional shares reserved for issuance under the Billing Concepts Corp. 401(k) Retirement Plan (the "Plan"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

     (2) Maximum number of shares expected to be acquired under the Plan in 1998 and 1999 and assumes that all employee contributions are used to purchase shares of Common Stock in the Plan.

     (3) Estimated solely for the purpose of calculating the registration fee based upon the average of the high and low bid prices per share of Common Stock on the Nasdaq Stock Market's National Market on September 23, 1998, in accordance with Rules 457(c) and (h) and General Instruction E to Form S-8.

     (4) Relates only to additional shares registered hereby and does not include the amount of the registration fee previously paid in connection with the 25,000 shares previously registered for sale by that Registration Statement on Form S-8, SEC File No. 333-08303 filed with the Securities and Exchange Commission on July 17, 1996.

     (5) The Series A Junior Participating Preferred Stock Purchase Rights (the "Purchase Rights") are initially carried and traded with the Company's Common Stock. The value attributable to the Purchase Rights, if any, is reflected in the value of the Company's Common Stock. No fee is required pursuant to Rule 457(g).

                                       PART II

                    INFORMATION REQUIRED IN REGISTRATION STATEMENT


     The contents of the Registration Statement on Form S-8, SEC File No. 333-08303, filed with the Securities and Exchange Commission on July 17, 1996 (the "Original Registration Statement") relating to the Billing Concepts Corp. 401(k) Retirement Plan, including the exhibits thereto, are incorporated herein by reference.

     The only information and documents required in this Registration Statement that were not included in the Original Registration Statement are included in "Item 8. Exhibits" below.

ITEM 8.  EXHIBITS.

     (a)  Exhibits.

     Exhibit        Description
     -------        -----------
      5.1           Opinion of Billing Concepts Corp. (filed herewith)

     23.1 Consent of Billing Concepts Corp. (included in their opinion filed as Exhibit 5.1)

     23.2           Consent of Arthur Andersen LLP (filed herewith)

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on September 25, 1998.

                                BILLING CONCEPTS CORP.



                                By:  /s/ Parris H. Holmes, Jr.
                                     ----------------------------------
                                         Parris H. Holmes, Jr.
                                         CHAIRMAN OF THE BOARD AND
                                          CHIEF EXECUTIVE OFFICER



     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                          Title                        Date
     ---------                          -----                        ----
/s/ Parris H. Holmes, Jr.               Chairman of the Board        September 25, 1998
-----------------------------------     and Chief Executive
        Parris H. Holmes, Jr.           Officer


/s/ Alan W. Saltzman
-----------------------------------     Chief Operating Officer,     September 25, 1998
          Alan W. Saltzman              President and Director


/s/ Kelly E. Simmons
----------------------------------      Chief Financial Officer      September 25, 1998
          Kelly E. Simmons              and Senior Vice President


/s/ Lee Cooke                           Director                     September 25, 1998
-----------------------------------
             Lee Cooke


/s/ Thomas G. Loeffler                  Director                     September 25, 1998
-----------------------------------
         Thomas G. Loeffler


/s/ James E. Sowell                     Director                     September 25, 1998
-----------------------------------
           James E. Sowell

                                       - 4 -

                                  INDEX TO EXHIBITS

                                                                        Sequentially
  Exhibit                                                                 Numbered
    No.                  Description of Exhibit                             Page
--------------------------------------------------------------------------------------
   5.1  Opinion of Billing Concepts Corp. (filed herewith)

  23.1 Consent of Billing Concepts Corp. (included in their opinion filed as Exhibit 5.1)

  23.2  Consent of Arthur Andersen LLP (filed herewith)




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